DEBENTURE


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY
SECTION 3(B) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER.

THIS INFORMATION IS DISTRIBUTED PURSUANT TO AN EXEMPTION FOR SMALL OFFERINGS UNDER THE RULES OF THE COLORADO SECURITIES DIVISION. THE SECURITIES DIVISION HAS NEITHER REVIEWED OR APPROVED ITS FORM OR CONTENT. THE SECURITIES DESCRIBED MAY ONLY BE PURCHASED BY "ACCREDITED INVESTORS" AS DEFINED BY RULE 504 OF SEC REGULATION D AND THE RULES OF THE COLORADO DIVISION.


A-001                                                  US  $1,000,000


     THE  NICKEL  PALACE,  INC.
     --------------------------


     8% SERIES A SENIOR SUBORDINATED CONVERTIBLE REDEEMABLE DEBENTURE DUE SEPTEMBER 22, 2002


     THIS DEBENTURE of The Nickel Palace, Inc, a corporation duly organized and existing under the laws of Nevada ("Company"), designated as its 8% Series A
                                        -------
Senior Subordinated Convertible Debentures Due September 22, 2002, in an aggregate principal face amount not exceeding One Million Dollars (U.S. $1,000,000 ), which Debentures are being purchased at 90% of the face amount of such Debentures.

FOR VALUE RECEIVED, the Company promises to pay to Louvre Investors, LLC, Yellow Stream Company, LLC and Carlsbad Capital, LLC, the registered holders hereof and its authorized successors and permitted assigns ("Holder"), the aggregate principal ------ face of One Million Dollars (U.S. $1,000.000) on September 22, 2002 ("Maturity -------- Date"), and to pay interest on the principal sum outstanding, at the rate of 8% --- per annum commencing October 22, 2000 and due in full at the Maturity Date pursuant to paragraph 4(b) herein. Accrual of outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures ("Debenture Register"); ------------------ provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Subscription Agreement dated as of September 22, 2000 between the Company and Louvre Investors, LLC, Yellow Stream Company, LLC and Carlsbad Capital, LLC ("Subscription Agreement"). The principal of, and interest on, this Debenture -------------- are payable at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture by check if paid more than 10 days prior to the Maturity Date or by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

     This  Debenture  is  subject  to  the  following  additional  provisions:

     1. The Debentures are issuable in denominations of Ten Thousand Dollars (US$10,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same, but not less than U.S. $10,000. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

     2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under the applicable laws.

     3. This Debenture may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state
                                                      ---
securities  laws.  Prior  to due presentment for transfer of this Debenture, the
Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, are also required to give the Company written confirmation that the Debenture is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit
                    --------------------                                 -------
I.

     4. (a) The Holder of this Debenture is entitled, at its option, at any time immediately following execution of this Agreement and delivery of the Debenture hereof, to convert all or any amount over $10,000 of the principal face amount of this Debenture then outstanding into freely tradeable shares of common stock, no par value per share, of the Company without restrictive legend of any nature ("Common Stock"), at a conversion price ("Conversion Price") for
                  ------------                            ----------------
each share of Common Stock equal to (i) 70% of the of a per share price valued in accordance with the book value of the Company's shares which shall include but not be limited to all assets and good will of the Company and the proceeds of this Debenture and any other Debenture issued simultaneously with this Debenture or within 30 days of the issuance of this Debenture, but shall not include any liabilities of the Company ("Asset Book Value"), or, if the Company
                                          ----------------
or  its  successor  or the assignee of this Debenture is traded on any exchange,
(ii) 70% of the average lowest closing bid price of the Common Stock as reported on such exchange for any of the 5 consecutive trading days immediately preceding the date of receipt by the Company of each Notice of Conversion ("Conversion
                                                                      ----------
Shares").  If the number of resultant Conversion Shares would as a matter of law
   ---
or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval. Such conversion shall be effectuated, as provided in a certain Escrow Agreement executed simultaneously with this Debenture, by the Company delivering the Conversion Shares to the Holder within 5 business days of receipt by the Company of the Notice of Conversion. Once the Holder has received such Conversion Shares, the Escrow Agent shall surrender the Debentures to be converted to the Company, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

     (b) Interest at the rate of 8% per annum shall be paid by issuing Common Stock of the Company as follows: Based on the Asset Book Value, or if the shares of Common Stock of the Company are traded on an exchange, the average lowest closing bid price of the Common Stock as reported on such exchange for any of the 5 consecutive trading days immediately preceding the date of the monthly interest payment due ("Market Price"), the Company shall issue to the
                                  ------------
Holder shares of Common Stock in an amount equal to the total monthly interest accrued and due divided by 70% of the Market Price ("Interest Shares"). The
                                                         ---------------
dollar amount of interest payable pursuant to this paragraph 4(b) shall be calculated based upon the total amount of payments actually made by the Holder in connection with the purchase of the Debentures at the time any interest payment is due. If such payment is made by check, interest shall accrue beginning 10 days from the date the check is received by the Company. If such payment is made by wire transfer directly into the Company's account, interest shall accrue beginning on the date the wire transfer is received by the Company. Common Stock issued pursuant hereto shall be issued pursuant to Rule 504 of Regulation D in accordance with the terms of the Subscription Agreement.

     (c) At any time after 90 days the Company shall have the option to pay to the Holder 130% of the principal amount of the Debenture, in full, to the extent conversion has not occurred pursuant to paragraph 4(a) herein, or pay upon maturity if the Debenture is not converted.

The Company shall give the Holder 5 days written notice and the Holder during such 5 days shall have the option to convert the Debenture or any part thereof into shares of Common Stock at the Conversion Price set forth in paragraph 4(a) of this Debenture.

(c) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, or (ii) a consolidation, merger or amalgamation of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i) and (ii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of any Holder, redeem the Debentures registered in the name of such Holder in cash for 130% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Debenture (together with the amount of accrued but unpaid interest) into shares of Common Stock of the surviving entity at the Conversion Price.

(d) In case of any reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Seller is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder of this Debenture shall have the right thereafter, by converting this Debenture, to purchase or convert this Debenture into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Debentures and at the same Conversion Price, as defined in the Debenture, immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

     5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the form, herein prescribed.

     6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

     7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

8. If one or more of the following described "Events of Default" shall occur and continue for 30 days, unless a different time frame is noted below:

(a) The Company shall default in the payment of principal or interest on this Debenture; or

(b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made or the Company shall violate any covenants in the Subscription Agreement including but not limited to Section 5(b) or 10; or

(c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, the Subscription Agreement or the Escrow Agreement and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

(d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g) Any money judgment, writ or warrant of attachment, or similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen
(15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h) Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

(i) The Company shall have its Common Stock delisted from the over-the-counter market or other market or exchange on which the Common Stock is or becomes listed or, if the Common Stock trades, then trading in the Common Stock shall be suspended for more than 10 consecutive days; or

(j) The Company shall not deliver to the Buyer the Common Stock pursuant to paragraph 4 herein without restrictive legend within 7 business days.

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     9. This Debenture represents a prioritized obligation of the Company. However, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     10. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

     11. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

     12. This Debenture shall be governed by and construed in accordance with the laws of Colorado applicable to contracts made and wholly to be performed within the State of Colorado and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Colorado. At Holder's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the American Arbitration Association in Denver and pursuant to its rules. Upon demand made by the Holder to the Company, the Company agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.




                  {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


Dated:  September  22,  2000


THE  NICKEL  PALACE,  INC.



     By:  s/Mark Fusco
        -------------------
     Title:  President

A  SERIES     EXHIBIT  I
     NOTICE  OF  CONVERSION

     (To be Executed by the Registered Holder in order to Convert the Debenture)

     The undersigned hereby irrevocably elects to convert $___________ of the above Debenture No. _______ into Shares of Common Stock of The Nickel Palace, Inc. according to the conditions set forth in such Debenture, as of the date written below.

     If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date  of  Conversion________________________________________________
Applicable  Conversion  Price________________________________________
Signature__________________________________________________________
     [Print Name of Holder and Title of Signer] Address:___________________________________________________________
        ___________________________________________________________

SSN  or  EIN:
Shares  are  to  be  registered  in  the  following  name:

Name:
Address:
Tel:
Fax:
SSN  or  EIN:

Shares  are  to  be  sent  or  delivered  to  the  following  account:

Account  Name:
Address:

                                   SCHEDULE A

                                   DEBENTURES
                                   ----------



                                 AGGREGATE PRINCIPAL
            NAME/ADDRESS     AMOUNT OF DEBENTURES     PURCHASE PRICE
            ------------     --------------------     --------------

Yellow  Stream  Company  LLC
c/o  Novack  Burnbaum  Crystal  LLC
300  East  42nd  Street
New York, New York 10017                    $333,000     $299,700
               ------------------------     --------     --------

Louvre  Investors  LLC
c/o  Novack  Burnbaum  Crystal  LLC
300  East  42nd  Street
New York, New York 10017                    $333,000     $299,700
               ------------------------     --------     --------

Carlsbad  Capital  LLC
c/o  Novack  Burnbaum  Crystal  LLC
300 East 42nd Street
New  York,  New  York  10017                $334,000     $300,600
            --------------------------       -------     --------

             TOTAL                        $1,000,000     $900,000
                                          ==========     ========

                        SECURITIES SUBSCRIPTION AGREEMENT
                        ---------------------------------


          THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of September 22, 2000 ("Agreement"), is executed in reliance upon the exemption from registration
  ---------
afforded  by  Rule  504  promulgated  under  Regulation  D by the Securities and
  --
Exchange  Commission  ("SEC"),  under  the  Securities  Act of 1933, as amended.
  --
Capitalized  terms  used herein and not defined shall have the meanings given to
  --
them  in  Rule  504  and  Regulation  D.

          This  Agreement has been executed by the undersigned buyers ("Buyer"),
                                                                        -----
to  purchase the amounts set forth on Schedule A hereto,  in connection with the
                                      ----------
private placement of 8% Series A Senior Subordinated Convertible Debentures of The Nickel Palace, Inc., a corporation organized under the laws of Nevada, with executive offices located at 1021 West 5th Street, Los Angeles, California 90017 ("Seller"). Buyer hereby represents and warrants to, and agrees with Seller:
  ------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(B) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 504 OF REGULATION D
PROMULGATED THEREUNDER. THIS INFORMATION IS DISTRIBUTED PURSUANT TO AN EXEMPTION FOR SMALL OFFERINGS UNDER THE RULES OF THE COLORADO SECURITIES
DIVISION. THE SECURITIES DIVISION HAS NEITHER REVIEWED OR APPROVED ITS FORM OR CONTENT. THE SECURITES DESCRIBED MAY ONLY BE PURCHASED BY "ACCREDITED INVESTORS" AS DEFINED BY RULE 504 OF SEC REGULATION D AND THE RULES OF THE COLORADO DIVISION.

1.          Agreement  to  Subscribe;  Purchase  Price.
            ------------------------------------------

          (a) Subscription. The undersigned Buyer hereby subscribes for and agrees to purchase the Seller's 8% Series A Senior Subordinated Convertible Redeemable Debenture
substantially  in  the  form  of  the Debenture attached as Exhibit A hereto and
                                                            ---------
having an aggregate original principal face amount of One Million United States dollars $1,000,000 (singly, a "Debenture," and collectively, the "Debentures"),
                                ---------                          ----------
at an aggregate purchase price of 90% of the face amount of such Debentures as set forth in subsection (b) herein.

          (b) Payment. The Purchase Price for the Debenture shall be Nine Hundred Thousand United States Dollars (U.S. $900,000) ("Purchase Price"),
                                                               --------------
which shall be payable at closing, pursuant to paragraph c herein, in accordance with the terms and conditions of an Escrow Agreement which shall be executed simultaneously with this Agreement ("Escrow Agreement").
                                         -----------------

          (c) Closing. Subject to the satisfaction of the conditions set forth in Sections 7 and 8 hereof, the Closing of the transactions contemplated by this Agreement shall take place when (i) Seller delivers the Debentures to the Escrow Agent, as defined in an Escrow Agreement among Buyer, Seller and the Escrow Agent of even date, (ii) Seller delivers the signed Escrow Agreement and accompanying documents, and (iii) Buyer pays $360,000 towards the Purchase Price for the Debentures ("Closing Date").
                        -------------

2.          Buyer  Representations  and  Covenants;
               Access  to  Information.
               -----------------------

          In connection with the purchase and sale of the Debenture, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

          (a) Buyer is not, and on the closing date will not be, an affiliate of Seller;

          (b) Buyer is an "accredited investor" as defined in Rule 501 of Regulation
D promulgated under the 1933 Act, and is purchasing the Shares for its own account and Buyer is qualified to purchase the Shares under the laws of the State of Colorado;

          (c) All offers and sales of any of the Debentures by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 504, as applicable, of Regulation D or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration;

          (d) Buyer understands that the Debentures are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exemptions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of Buyer and any purchaser from Buyer to acquire the Debentures;

     (e)     Buyer  shall  comply  with Rule 504 promulgated under Regulation D;

          (f) Buyer has the full right, power and authority to enter into this Agreement andto consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

          (g) The execution and delivery of this Agreement and the consummation of the purchase of the Debentures and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over buyer or any of its properties or assets;

          (h) All invitations, offers and sales of or in respect of, any of the Debentures, by Buyer and any distribution by Buyer of any documents relating to any invitation, offer or sale by it of any of the Debentures will be in compliance with applicable laws and regulations, will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country, and Buyer will make no misrepresentations nor omissions of material fact in the invitation, offer or resale of the Debentures;

     (i) The Buyer (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it (or others for whom it is contracting hereunder) is solely responsible (and the Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

     (j) Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Debentures;

          (k) Buyer has had an opportunity to receive and review all material information and financial data and to discuss with the officers of Seller, all matters relating to the securities, financial condition, operations and prospects of Seller and any questions raised by Buyer have been answered to Buyer's satisfaction.

     (l) Buyer acknowledges that the purchase of the Debentures involve a high degree of risk. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Debentures. Buyer understands that the Debentures are not being registered under the 1933 Act, or under any state securities

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laws, and therefore, Buyer must bear the economic risk of this investment for an indefinite  period  of  time;

     (m) Buyer is not a "10-percent Shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code) of Seller; and

     (n) Buyer acknowledges and agrees that the transactions contemplated by this Agreement have taken place solely and exclusively within the State of Colorado.

3.          Seller  Representations  and  Covenants.
            ---------------------------------------

          (a) Seller is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws with its principal executive office located in the State of Washington. The Seller has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Seller.

          (b) There are 10,000,000,000 shares of Seller's common stock, no par value per share ("Common Stock"), authorized and 1,000,000 outstanding as of
                      ------------
September22, 2000. All issued and outstanding shares of Common Stock have been authorized and validly issued and are fully paid and non-assessable.

          (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, By-Laws, Stockholders Agreements and any amendments thereto of the Seller or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to the Seller, its properties or assets. There is no action, suit or proceeding pending, or to the knowledge of the Seller, threatened against the Seller, before any court or arbitrator or any government body, agency or official, which would have a material adverse affect on Seller's operations or financial condition.

          (d) The Seller is not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act, is not an investment company or a developmental stage company that either has no specific business plan or no purpose. The Debentures and common stock issued upon conversion ("Shares") when issued, will be issued in compliance with all applicable U.S.
     ---
federal and state securities laws. The Seller understands and acknowledges that, in certain, circumstances, the issuance of the Shares could dilute the ownership interests of other stockholders of the Seller. The execution and delivery by the Seller of this Agreement and

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the  issuance  of  the  Shares will not contravene or constitute a default under any provision of applicable law or regulation. The Seller is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties

          (e) There is no fact known to the Seller that has not been publicly disclosed by the Seller or disclosed in writing to the Buyer which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Seller, or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement. The information furnished by the Seller to Buyer for purposes of or in connection with this Agreement or any transaction contemplated hereby, does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

          (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Seller is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Debentures or Common Stock, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of Form D and appropriate qualification in the State of Colorado.

          (g) There is no action, proceeding or investigation pending, or to the Seller's knowledge, threatened, against the Seller which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Seller. The Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit proceeding or investigation by the Seller currently pending or which the Seller intends to initiate. The SEC has not issued any order suspending trading in the Seller's Common Stock and the Seller is not under investigation by the SEC or the National Association of Securities Dealers, and there are no proceedings pending or threatened before either regulatory body.

          (h) There are no other material outstanding debt or equity securities presently convertible into Common Stock.

          (i) The Seller has not sold any securities within the 12 month period prior to the date the Common Stock was first offered in reliance on any exemption under Section 3(b) of the 1933 Act, Regulation D or its rules or in violation of Section 5(a) of the 1933 Act.

          (j) The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of the Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock

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
issuable upon conversion of the Debenture has been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable There are no pre-emptive rights of any shareholder of Seller.
          (k) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The Seller has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Seller, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Debentures has been taken. Upon their issuance to the Buyer and delivery to the Escrow Agent, as defined in and pursuant to the Escrow Agreement, the Debentures will be validly issued and nonassessable, and will be free of any liens or encumbrances.

     (l) Seller acknowledges and agrees that the transactions contemplated by this the Agreement have taken place solely and exclusively within the State of Colorado.

4.          Exemption;  Reliance on Representations.  Buyer understands that the
            ---------------------------------------
offer and sale of the Securities are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made pursuant to Rule 504 promulgated under Regulation D. The offer and sale of the Shares are made solely within the State and jurisdiction of Colorado.

5.          Transfer  Agent  Instructions.
            -----------------------------

     (a) Debentures. Upon the conversion of the Debentures, the Buyer or holder shall give a notice of conversion to the Seller and the Seller shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture or Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A. The Seller shall act as Debenture Registrar and shall maintain an
----------
appropriate  ledger  containing  the  necessary information with respect to each
--
Debenture.
--

          (b) Common Stock to be Issued Without Restrictive Legend. Upon the conversion of any Debenture, Seller shall instruct Seller's transfer agent to issue Stock Certificates up to the total of the "Conversion Amount" (as defined in the Debenture) and any "Interest Shares" (as defined in the Debenture) without restrictive legend in the name of the Buyer (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The Common Stock shall be immediately freely transferable on the books and records of Seller. Seller shall also instruct its attorney to issue and render any legal opinion which is required at any time by Seller's transfer agent to permit Seller's transfer agent to issue any and all Stock Certificates without a restrictive legend as required by this Agreement.

6.          Registration.  If  upon conversion of the Debentures effected by the
            ------------
Buyer pursuant to the terms of this Agreement or payment of interest pursuant to the Debenture the Seller fails to issue certificates for shares of Common Stock issuable upon such conversion ("Underlying Shares") or the Interest
                                           ------------------
Shares, as defined in Section 4(b) of the Debenture, to the Buyer bearing no restrictive legend for any reason, then the Seller shall be required, at the request of the Buyer and at the Seller's expense, to effect the registration of the Underlying Shares and/or Interest Shares issuable upon conversion of the Debentures and payment of interest under the Act and relevant Blue Sky laws as promptly as is practicable. The Seller and the Buyer shall cooperate in good faith in connection with the furnishings of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Seller shall file such a registration statement within 30 days of Buyer's demand and shall use its good faith diligent efforts to cause such registration statement to become effective as soon as practicable thereafter. Such good faith diligent efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC, providing Buyer's counsel with a contemporaneous copy of all written communications from and to the staff of the SEC with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Once declared effective by the SEC, the Seller shall cause such registration statement to remain effective until the earlier of (i) the sale by the Buyer of all Underlying Shares registered or (ii) 120 days after the effective date of such registration statement. In the event the Seller undertakes to file a Registration Statement on in connection with the Common Stock, upon the effectiveness of such Registration, Buyer shall have the option to sell the Common Stock pursuant thereto.

7.          Delivery  Instructions.  The  Debentures  being purchased hereunder,
            ----------------------
and the Purchase Price, shall be delivered to the Escrow Agent pursuant to the Escrow Agreement.

8.          Conditions  To  Seller's Obligation To Sell.  Seller's obligation to
            -------------------------------------------
sell  the  Debentures  is  conditioned  upon:

          (a) The receipt and acceptance by Seller of this Agreement as executed by Buyer.

          (b) All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Closing Date.

          (c) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the

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
Seller, be contemplated. No stop order suspending the sale of the Debentures or Common Stock shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated.

9.                    Conditions  To  Buyer's  Obligation  To Purchase.  Buyer's
                      ------------------------------------------------
obligation  to  purchase  the  Debentures  is  conditioned  upon:

          (a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement of the duly authorized officer of Seller.

          (b) Delivery of the Debentures and the Escrow Agreement to the Escrow Agent.

10.                    No  Shareholder  Approval  and  No  Dilution.
                       --------------------------------------------

          (a) Seller hereby agrees that from the Closing Date until the issuance of common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance unless such shareholder approval is required by law or regulatory body (including but not limited to the NASDAQ Stock Market, Inc.) as a result of the issuance of the Debentures or Common Stock hereunder.

          (b) Provided the Debentures, or any Seller Debentures from a series which predate the Debentures remain outstanding and unpaid, or if there is any portion of any such Debentures which have not been converted into the Seller's Common Stock, then the Seller shall not split nor reverse split the Common Stock, nor consolidate the outstanding number of shares of Common Stock into a small number of shares, nor otherwise take any action, directly or indirectly, which would have a material adverse effect on the value of the Debentures or the trading price of the Common Stock.

          (c) Upon (i) a transfer of all or substantially all of the assets of the Seller to any person in a single transaction or series of related transactions, or (ii) a consolidation, merger or amalgamation of the Seller with or into another person or entity in which the Seller is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i) and (ii) being referred to as a "Sale Event"), then, in each case, the Seller shall, upon request of any Holder, redeem the Debentures registered in the name of such Holder in cash for 125% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of such Convertible Notes (together with the amount of accrued but unpaid interest) into shares of Common Stock of the surviving entity at the Conversion Price as set forth in the Debenture

          (d) In case of any reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Seller with or into another corporation (other than a consolidation or merger in which the Seller is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Seller shall cause effective provision to be made so that the Purchaser or Holder of the Debenture, as the case may be, shall have the right thereafter, by exercising the Debenture, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Debentures and at the same Conversion Price, as defined in the Debenture, immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Seller or successor person or entity acting in good faith.

          11.     Miscellaneous.
                  -------------

          (a) This Agreement together with the Debentures and Escrow Agreement, constitutes the entire agreement between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the restrictive successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          (b) Buyer is an independent contractor and is not the agent of Seller. Buyer is not authorized to bind Seller or to make any representation or warranties on behalf of Seller.

          (c) All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

          (d) This Agreement shall be construed in accordance with the laws of Colorado applicable to contracts made and wholly to be performed within the State of Colorado and shall be binding upon the successors and assigns of each party hereto. Buyer and Seller hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Colorado. At Buyer's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the American Arbitration Association in Denver and pursuant to its rules. Upon demand made by the Buyer to the Seller, Seller agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

          (e) Seller agrees to indemnify and hold Buyer harmless from any and all claims, damages and liabilities arising from Seller's breach of its representations and/or covenants set forth herein.
          (f) Buyer agrees to indemnify and hold Seller harmless from any and all claims, damages and liabilities arising from Buyer's breach of its representations and warranties set forth in this Agreement.

          (g) Seller shall filed a Form D with the Commission upon the Closing of this transaction.

          IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.



                              Official  Signatory  of  Seller:
                              -------------------------------

                              THE  NICKEL  PALACE,  INC


                              By     /s/Mark  Fusco
                                   ------------------------
                                   Mark  Fusco
Accepted  this  22th  day  of  September,  2000          Title:  President


                              Official  Signatory  of  Buyer:
                              ------------------------------

                              LOUVRE  INVESTORS  LLC


                              By:  /s/  Nick  Dominijanni
                                   --------------------------


                              YELLOW  STREAM  COMPANY  LLC


                              By:  /s/  Donna  Shortt_
                                   ---------------------------


                              CARLSBAD  CAPITAL  LLC

                              By:  /s/  Nick  Dominijanni
                                  ----------------------------


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